Exhibit 10.2

PURCHASE AGREEMENT
AND ESCROW INSTRUCTIONS

Between

MIDLAND-DURBAN RETAIL INVESTORS, LLC

as Seller

and

ARCP ACQUISITIONS, LLC

as Buyer

May 15, 2014

1
05-155767.1

PURCHASE AGREEMENT
AND ESCROW INSTRUCTIONS

DATED:	Dated to be effective as of May 15, 2014 (the “Effective Date”).

PARTIES:
This Purchase Agreement and Escrow Instructions is between MIDLAND-DURBAN RETAIL INVESTORS, LLC, a North Carolina limited liability company, as “Seller”, and ARCP ACQUISITIONS, LLC, a Delaware limited liability company, as “Buyer”.

WHEREAS, as of the Effective Date, Seller is the fee title owner of that certain parcel of improved property listed by address on Exhibit A attached hereto, and legally described on Exhibit A-1 attached hereto (collectively, the “Real Property”);
WHEREAS, as of the Effective Date, the Real Property is improved with a building containing that certain number of square feet set forth on Exhibit A attached hereto (the “Building”). The Real Property, the Building and the improvements to the Real Property (collectively, the “Improvements”) are leased to Tractor Supply Company (“Tenant”) in accordance with a written lease (the “Lease”). The Real Property, the Building, the Improvements, the personal property, if any, of Seller located on the Real Property and Seller’s interest in the Lease and all rents issued and profits due or to become due thereunder are hereinafter collectively referred to as the “Property”; and
WHEREAS, Buyer desires to purchase the Property from Seller and Seller desires to sell the Property to Buyer free and clear of all liens, all as more particularly set forth in this Purchase Agreement and Escrow Instructions (the “Agreement”).
NOW THEREFORE, in consideration of the promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer (each, a “Party” and, collectively, the “Parties”) hereby agree as follows:
1.    INCORPORATION OF RECITALS. All of the foregoing Recitals are hereby incorporated as agreements of the Parties.
2.    BINDING AGREEMENT. This Agreement constitutes a binding agreement between Seller and Buyer for the sale and purchase of the Property subject to the terms set forth in this Agreement. Subject to the limitations set forth in this Agreement, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns. This Agreement supersedes all other written or verbal agreements between the Parties concerning any transaction embodied in this Agreement. No claim of waiver or modification concerning the provision of this Agreement shall be made against a Party unless based upon a written instrument signed by such Party.

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

3.    INCLUSIONS IN PROPERTY.
(a)    The Property. The term “Property” shall also include the following:
(1)    all tenements, hereditaments and appurtenances pertaining to the Real Property;
(2)    all mineral, water and irrigation rights of Seller, if any, running with or otherwise pertaining to the Real Property;
(3)    all interest, if any, of Seller in any road adjoining the Real Property;
(4)    all interest, if any, of Seller in any award made or to be made or settlement in lieu thereof for damage to the Property or any portion thereof by reason of condemnation, eminent domain or exercise of police power;
(5)    all of Seller’s interest in the Building, the Improvements and any other improvements and fixtures on the Real Property;
(6)    all of Seller’s interest, if any, in any equipment, machinery and personal property located on or used in connection with the Real Property (collectively, the “Personalty”);
(7)    the Lease and all security deposits, if any, now or hereafter due thereunder; and,
(8)    all of Seller’s interest, to the extent transferable, in all permits and licenses (the “Permits”), warranties (the “Warranties”), contractual rights and intangibles (including rights to the name of the Improvements as well as all construction contracts, subcontracts, architectural/engineering plans and/or agreements and similar agreements) with respect to the design, development, construction, operation, maintenance, repair and/or improvement of the Property (collectively, the “Contracts”).
(b)    The Transfer Documents. The Personalty at the Property shall be transferred by that certain bill of sale from Seller to Buyer, the agreed upon form of which is attached hereto as Exhibit B (the “Bill of Sale”); the Lease shall be transferred by that certain assignment and assumption of lease, the agreed upon form of which is attached hereto as Exhibit C (the “Assignment of Lease”); the Permits, Warranties and Contracts relating to the Property shall be transferred by that certain assignment and assumption agreement, the agreed upon form of which is attached hereto as Exhibit D (the “Assignment Agreement”); and the Real Property, the Building and the Improvements shall be transferred and conveyed by execution and delivery of Seller’s special warranty deed, the agreed upon form of which is attached hereto as Exhibit E (the “Deed”). The Bill of Sale, the Assignment of Lease, the Assignment Agreement and the Deed are hereinafter collectively referred to as the “Transfer Documents”. Notwithstanding the foregoing, in the event any Warranty transfer requires the approval of the applicable warrantor and/or satisfaction of any other conditions to such transfer, Seller shall obtain such approval and satisfy all such conditions

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

no later than COE (as defined below), including, without limitation, payment of any fees relating thereto.
4.    PURCHASE PRICE. The price to be paid by Buyer to Seller for the Property is Three Million One Hundred Thirty-Six Thousand Three Hundred Sixty-Four and No/100 Dollars ($3,136,364.00) (the “Purchase Price”), which Purchase Price is payable as follows:
(a)    Thirty-One Thousand and No/100 Dollars ($31,000.00) earnest money (said amount, plus all interest earned or accrued thereon, the “Earnest Money Deposit”) to be deposited in escrow with First American Title National Commercial Services, The Esplanade Commercial Center, 2425 E. Camelback Road, Suite 300, Phoenix, Arizona 85016, Attention: Brandon Grajewski (“Escrow Agent”) not later than five (5) business days following the receipt by Escrow Agent of a fully-executed original of this Agreement (said receipt by Escrow Agent of both a fully-executed original of this Agreement and the Earnest Money Deposit, the “Opening of Escrow”), which Earnest Money Deposit is to be held by Escrow Agent until released to Seller or Buyer as provided herein or paid to Seller at close of escrow (“COE”); and
(b)    Such amounts, in additional cash, or other immediately available funds (as may be increased or decreased by such sums as are required to take into account any additional deposits, prorations, credits, or other adjustments required by this Agreement), set forth in a settlement or closing statement prepared by Escrow Agent and approved by Buyer and Seller in connection with COE, to be deposited in escrow with Escrow Agent on or before COE, which sum is to be held by Escrow Agent until cancellation of this Agreement as provided herein or paid to Seller at COE.

5.    DISPOSITION OF EARNEST MONEY DEPOSIT. Seller and Buyer hereby instruct Escrow Agent to place the Earnest Money Deposit in a federally insured interest-bearing passbook account on behalf of Seller and Buyer. All interest earned on the Earnest Money Deposit shall be deemed added to and become a part of the Earnest Money Deposit. The Earnest Money Deposit shall be applied as follows:
(a)    if Buyer cancels this Agreement as Buyer is so entitled to do as provided in this Agreement, the Earnest Money Deposit shall be paid immediately to Buyer;
(b)    if the Earnest Money Deposit is forfeited by Buyer pursuant to this Agreement, such Earnest Money Deposit shall be paid to Seller as Seller’s agreed and total liquidated damages, it being acknowledged and agreed that it would be difficult or impossible to determine Seller’s exact damages; and
(c)    if escrow closes, the Earnest Money Deposit shall be credited to Buyer, automatically applied against the Purchase Price and paid to Seller at COE.
6.    PRELIMINARY TITLE REPORT; TITLE AND SURVEY OBJECTIONS. (a) Within ten (10) days after the Opening of Escrow, Escrow Agent shall deliver a current Preliminary Title Report (the “Report”) for an ALTA extended coverage title insurance policy (the “Owner’s Policy”) on the Property to Buyer and Seller. The Report shall show the status of title to the Property

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

as of the date of such Report and shall also describe the requirements of Escrow Agent for the issuance of the Owner’s Policy as described herein. The cost of the Owner’s Policy, including any additional costs for an extended coverage policy, endorsements thereto (excluding, however, those endorsements required to cure one or more Objectionable Matters (as hereinafter defined), which endorsements shall be issued at Seller’s sole cost and expense), or any lender’s title policy shall be paid by Buyer. In addition to the Report, Escrow Agent shall simultaneously deliver to Buyer complete, legible copies of all documents identified in Part Two of Schedule B of the Report.
(b)    If Buyer is dissatisfied with any exception to title as shown in the Report and/or any matter disclosed by the Survey (as hereinafter defined) (collectively, the “Objectionable Matters”), then Buyer may, by giving written notice thereof to Escrow Agent and Seller on or before expiration of the Study Period (as defined below) either (i) terminate this Agreement, or (ii) provisionally accept the title to the Property subject to Seller’s agreement to cause the removal of or otherwise cure such Objectionable Matters, in which case Seller shall (at its sole cost) remove or otherwise cure the Objectionable Matters prior to COE.
If Buyer gives notice to Seller of its election of option (ii) above, Seller shall notify Buyer in writing within five (5) days after receiving Buyer’s written notice of Objectionable Matters if Seller does not intend to remove (or cause Escrow Agent to endorse over, to Buyer’s satisfaction) or otherwise cure any such Objectionable Matters. Seller’s lack of response shall be deemed as Seller’s affirmative commitment to remove or otherwise cure the Objectionable Matters prior to COE.
(c)    In the event the Report is amended (each such Report, an “Amended Report”) to include new exceptions that are not set forth in the prior Report, Buyer shall have until the later of (i) the expiration of the Study Period, or (ii) the date which is five (5) business days after Buyer’s receipt of such Amended Report and copies of the documents identified in the new exceptions or new requirements, within which to either (I) terminate this Agreement, or (II) to provisionally accept the title to the Property subject to Seller’s agreement to cause the removal of any Objectionable Matter(s) identified by Buyer in a written notice to Seller.
(d)    In the event Buyer provisionally accepts title to the Property subject to Seller’s agreement to cure one or more Objectionable Matters pursuant to Section 6(b) and/or 6(c) above, if Seller serves notice to Buyer that Seller does not intend to remove or otherwise cure such Objectionable Matters before COE, Buyer shall, within ten (10) days after receipt of such notice from Seller, notify Seller and Escrow Agent in writing of Buyer’s election to either (i) terminate this Agreement, or (ii) waive such Objectionable Matter(s). If written notice of either satisfaction or dissatisfaction as to the Report or Survey is not timely given by Buyer to Seller pursuant to this Section 6, then Buyer shall be deemed to have disapproved of the condition of the title of the Property and shall have elected to terminate this Agreement.
7.    BUYER’S STUDY PERIOD.
(a)    The Study Period. Buyer shall have until 11:59 p.m. MST on the later of the thirtieth (30th) day after the Effective Date (as hereinafter defined) (the “Study Period”), at Buyer’s sole cost, within which to conduct and approve any investigations, studies or tests deemed necessary

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

by Buyer, in Buyer’s sole discretion, to determine the feasibility of acquiring the Property, including, without limitation, Buyer’s right to: (i) review and approve the Survey, the Lease, Seller’s operating statements with respect to the Property, and the Contracts; (ii) meet and confer with Tenant; and, (iii) obtain, review and approve an environmental study of the Property (collectively, “Buyer’s Diligence”).
(b)    Right of Entry. Subject to the prior rights of Tenant in the Property, Seller hereby grants to Buyer and Buyer’s agents, employees and contractors the right to enter upon the Property, at any time or times prior to COE, to conduct Buyer’s Diligence. In consideration therefor, Buyer shall and does hereby agree to indemnify and hold Seller harmless from and against any and all claims for expenses, costs, losses, liabilities and/or damages asserted against Seller, including, but not limited to, court costs and attorneys’ fees, which may be incurred by Seller as a direct result of Buyer’s Diligence. Buyer’s indemnity and hold harmless obligation shall survive cancellation of this Agreement or COE.
(c)    Cancellation. Unless Buyer so notifies Seller or Escrow Agent, in writing, on or before the end of the Study Period, of Buyer’s acceptance as to the Property and waiver of the contingencies as set forth in this Section 7, this Agreement shall be canceled and the Earnest Money Deposit shall be returned immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.
(d)    Tenant Right of First Refusal or Right of First Offer. Notwithstanding the fact that the Lease may contain a tenant right of first refusal or right of first offer (either such right, a “ROFR”), Buyer hereby agrees that the Study Period shall commence and run as set forth in Section 7(a) above, and commencement thereof shall not be tolled pending receipt of a written waiver of all such ROFR rights by Tenant; provided, however, Seller hereby agrees that, in the event Tenant does give notice of its intent to exercise its ROFR or does actually exercise its ROFR, this Agreement shall automatically terminate, Seller shall promptly reimburse to Buyer all reasonable out-of-pocket and third-party property diligence expenses incurred by Buyer related to the Property, including, without limitation, reasonable attorneys’ fees and costs and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.
8.    DELIVERY OF SELLER’S DILIGENCE MATERIALS. Prior to the Effective Date, Seller has delivered to Buyer all information in Seller’s possession or control relating to the leasing, operating, maintenance, construction (including the Certificate of Occupancy for the Property), repair, zoning (including any zoning verification letters), platting, engineering, soil tests, water tests, environmental tests, market studies, master planning, architectural drawings and like matters regarding the Property and/or the Tenant (collectively, “Seller’s Diligence Materials”), all at no cost to Buyer. The foregoing deliveries included copies of all: (i) books of account and records for the Property (including year-end Tenant CAM expense reconciliations); (ii) the Lease, including all amendments thereto, guaranties thereof and assignments thereof and, to the extent the landlord is obligated to deliver such a policy to Tenant under the Lease, a copy of the leasehold title insurance policy; (iii) a detailed listing of all capital expenditures on the Property; (iv) the maintenance history of the Property; (v) current maintenance, management, and listing contracts for the Property

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

including any amendments thereto; (vi) all claims or suits by Tenant or third-parties involving the Property or the Lease or any Contracts (whether or not covered by insurance); and (vii) a list of all claims or suits by or against Seller regarding the Property; (vii) any appraisals of the Property or any part thereof; (ix) the site plan with respect to the Property; (x) copies of all Contracts, Warranties and Permits; and (xi) any other documents or other information in the possession or control of Seller or its agents pertaining to the Property. Should Seller receive new or updated information regarding any of the matters set forth in this Section 8 after the Effective Date and prior to COE, Seller will immediately notify Buyer of such fact and will promptly deliver complete copies thereof to Buyer.
9.    THE SURVEYS. Promptly after the Opening of Escrow, Buyer shall cause one or more surveyors licensed in the State of North Carolina to complete and deliver to Escrow Agent and Buyer a current, certified ALTA survey of the Real Property, Building and Improvements comprising the Property (the “Survey”), whereupon the legal descriptions in the Survey shall control over the descriptions in Exhibit A-1 attached hereto to the extent they may be inconsistent. The Survey shall set forth the legal description and boundaries of the applicable parcel of Real Property and all easements, encroachments and improvements thereon.
10.    IRS SECTION 1445. Seller shall furnish to Buyer in escrow by COE a sworn affidavit (the “Non-Foreign Affidavit”) stating under penalty of perjury that Seller is not a “foreign person” as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the “Tax Code”). If Seller does not timely furnish the Non-Foreign Affidavit, Buyer may withhold (or direct Escrow Agent to withhold) from the Purchase Price an amount equal to the amount required to be so withheld pursuant to Section 1445(a) of the Tax Code, and such withheld funds shall be deposited with the Internal Revenue Service as required by such Section 1445(a) and the regulations promulgated thereunder. The amount withheld, if any, shall nevertheless be deemed to be part of the Purchase Price paid to Seller.
11.    DELIVERY OF POSSESSION. Seller shall deliver possession of the Property to Buyer at COE subject only to the rights of Tenant under the Lease as approved by Buyer as part of Buyer’s Diligence.
12.    BUYER’S CONDITIONS PRECEDENT. In addition to all other conditions precedent set forth in this Agreement, Buyer’s obligations to perform under this Agreement and to close escrow are expressly subject to the following:
(a)    the delivery by Seller to Escrow Agent, for delivery to Buyer at COE, of the executed original Transfer Documents;
(b)    intentionally deleted;
(c)    the delivery by Seller to Buyer at COE of all security deposits and pre-paid/abated rents under the Lease, if any, in the form of a credit in favor of Buyer against the Purchase Price;
(d)    the deposit by Seller with Buyer not later than five (5) days prior to COE of (i) an original estoppel certificate, in a form reasonably acceptable to Buyer (v) dated not more than

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

thirty (30) days prior to COE, (w) executed by Tenant and naming Buyer (or its designee) and any lender of which Buyer provides written notice to Seller pursuant to the notice provisions hereof (“Lender”) as addressees, (x) verifying the basic facts of the Lease (term, rental, expiration date, options, if any exist), (y) confirming that there are no defaults by the landlord under the Lease and that no percentage rents or impounds are paid pursuant to the Lease (or specifying the amount(s) thereof), and (z) if Tenant’s obligations under the Lease have been guaranteed by another person or entity, also cover such guaranty and also be signed by such guarantor(s), (ii) as to the Lease, a subordination, non-disturbance and attornment agreement executed by Tenant, in form and substance reasonably acceptable to Tenant, for the benefit of Lender; and (iii) the REA Estoppel(s) (as defined in Section 13(b)(x) below);
(e)    the deposit with Escrow Agent and Buyer prior to the expiration of the Study Period of an executed waiver by Tenant of any right of first refusal under the Lease;
(f)    the deposit with Escrow Agent of an executed affidavit of Seller and such other documentation as may be reasonably required by Escrow Agent to allow for the deletion of the mechanics’ lien exception from the Owner’s Policy;
(g)    the delivery by Seller to Buyer of the final Certificate of Occupancy for the Property;
(h)    the deposit with Escrow Agent of a letter from Seller to Tenant requesting that future rent under the Lease be paid to Buyer;
(i)    intentionally deleted;
(j)    there has been no “Insolvency Event” with respect to Tenant. As used in this subsection (j), an “Insolvency Event” shall have occurred if Tenant becomes insolvent within the meaning of the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended (the “Bankruptcy Code”), files or notifies Seller or any affiliate of Seller that it intends to file a petition under the Bankruptcy Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, hereinafter, an “Action”), becomes the subject of either a petition under the Bankruptcy Code or an Action, or is not generally paying its debts as the same become due;

(k)    provided that Buyer has given Seller reasonable notice of the items comprising the SEC Filing Information (as hereinafter defined), delivery of the SEC Filing Information by Seller to Buyer not less than five (5) days prior to COE;
(l)    delivery to Buyer of the original (or copy certified by Seller as true and complete), fully-executed Lease with respect to the Property, and a copy of all guaranties thereof, all exhibits, amendments and other modifications thereto, and, if Seller is not the original landlord under the Lease, all assignments necessary to establish that Seller is the successor-in-interest to the landlord’s rights under the Lease; and

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

(m)    delivery to Buyer of originals (or copies certified by Seller as true and complete) of the Contracts, Warranties and Permits, if any, in the possession of Seller or Seller’s agents, including, without limitation, any warranties covering the roof or any other part of the Improvements, and any correspondence with respect thereto, together with such non-proprietary leasing and property manuals, files and records which are material in connection with the continued operation, leasing and maintenance with respect to the Property.
If the foregoing conditions have not been satisfied as to the Property by the specified date or COE as the case may be, then Buyer shall have the right, at Buyer’s sole option, by giving written notice to Seller and Escrow Agent, to (i) extend such specified date or COE, as applicable, for such amount of time as Buyer deems reasonably necessary to allow Seller to satisfy such conditions, or (ii) terminate this Agreement. In the event this Agreement is terminated in its entirety, the Earnest Money Deposit shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.
13.    SELLER’S REPRESENTATIONS WARRANTIES AND COVENANTS.

(a)    Seller hereby represents and warrants to Buyer as of the Effective Date and again as of COE that:
(i)    there are no unrecorded leases (other than the Lease), liens or encumbrances which may affect title to the Property; any existing financing secured by the Property or any part thereof shall be satisfied and discharged in full at or prior to COE and any liens or encumbrances relating thereto shall be terminated and released of record at or prior to COE; and Seller does not have any defeasance, lender approval or prepayment obligations with respect to any existing financing which will delay COE;
(ii)    to Seller’s actual knowledge, Seller has not received written notice of any violation with regard to any applicable regulation, ordinance, requirement, covenant, condition or restriction relating to the present use or occupancy of the Property by any person, authority or agency having jurisdiction;
(iii)    intentionally deleted;
(iv)    to Seller’s actual knowledge, Seller has not received written notice of any impending condemnation or taking by inverse condemnation of the Property, or any portion thereof, by any governmental authorities;
(v)    there are no suits or claims pending or to Seller’s knowledge, threatened with respect to or in any manner affecting the Property or the Tenant, nor does Seller know of any circumstances which should or could reasonably form the basis for any such suits or claims which have not been disclosed in writing to Buyer by Seller;

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

(vi)    except for the ROFR, Seller has not entered into and there is not existing any other agreement, written or oral, under which Seller is or could become obligated to sell the Property, or any portion thereof, to a third party;
(vii)    Seller has not taken any action before any governmental authority having jurisdiction thereover, the object of which would be to change the present zoning of or other land-use limitations, upon the Property, or any portion thereof, or its potential use, and, to Seller’s knowledge, there are no pending proceedings, the object of which would be to change the present zoning or other land‑use limitations;
(viii)    this transaction will not in any way violate any other agreements to which Seller is a party;
(ix)    Seller has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents;
(x)    no default of Seller exists under the Lease; Seller has sent no notice of default to Tenant, and to Seller’s knowledge, no default of Tenant exists under the Lease; Seller has not received any notice or correspondence from Tenant or Tenant’s agents indicating Tenant’s desire, willingness or intent to amend, modify, assign or terminate the Lease nor any notice or correspondence requesting the consent of Seller to any of the foregoing;
(xi)    Tenant is not entitled to any free rent periods or rental abatements, concessions or other inducements under the Lease for any period subsequent to COE;
(xii)    to the extent Seller is the original landlord under the Lease, the Lease was negotiated in an arms-length transaction;
(xiii)    all amounts due and payable by Seller under the Contracts and the REA’s have been paid in full and no default of Seller exists under any of the Contracts or any of the REA’s and, to Seller’s knowledge after due inquiry, no default of any other party exists under any of the Contracts or any of the REA’s;
(xiv)    no consent of any third party is required in order for Seller to enter into this Agreement and perform Seller’s obligations hereunder;
(xv)    intentionally deleted;
(xvi)    intentionally deleted;
(xvii)    intentionally deleted;
(xviii)    the execution, delivery and performance of this Agreement and the Transfer Documents have not and will not constitute a breach or default under any other agreement, law or court order under which Seller is a party or may be bound; and
(xix)    intentionally deleted.

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

(b)    Further, Seller hereby covenants to Buyer as of the Effective Date that:
(i)    Seller will not enter into nor execute any agreement, written or oral, under which Seller is or could become obligated to sell the Property, or any portion thereof, to a third party, without Buyer’s prior written consent;

(ii)    Seller will not, without the prior written consent of Buyer, take any action before any governmental authority having jurisdiction thereover, the object of which would be to change the present zoning of or other land‑use limitations, upon the Property, or any portion thereof, or the potential use of the Property;

(iii)    except for any item to be prorated at COE in accordance with this Agreement, all bills or other charges, costs or expenses arising out of or in connection with or resulting from Seller’s use, ownership, or operation of the Property up to COE shall be paid in full by Seller;

(iv)    all general real estate taxes, assessments and personal property taxes that have become due with respect to the Property (except for those that will be prorated at COE) have been paid or will be so paid by Seller prior to COE;

(v)    between the Effective Date and COE or any earlier termination of this Agreement, Seller shall not execute or enter into any lease with respect to the Property, or terminate, amend, modify, extend or waive any rights under the Lease without Buyer’s prior written consent, which consent may be withheld at Buyer’s discretion;

(vi)    between the Effective Date and COE or any earlier termination of this Agreement, Seller shall, at its sole cost:

(1)    continue to operate the Property as heretofore operated by Seller subject to Buyer’s rights under this Agreement to direct specific activities of Seller;

(2)    maintain or cause Tenant to maintain the Property in its current condition and perform required and routine maintenance and make replacements of each part of the Property that is tangible property (whether real or personal) and perform repairs or make replacements to any broken, defective or malfunctioning portion of the Property that is tangible property (whether real or personal) as the relevant conditions require;

(3)    pay or cause Tenant to pay (as applicable) prior to COE, all sums due for work, materials or services furnished or otherwise incurred in the ownership, use or operation of the Property up to COE;

(4)    comply or cause Tenant to comply with all governmental requirements applicable to the Property;

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

(5)    except as required by a governmental agency, not place or permit to be placed on any portion of the Property any new improvements of any kind or remove or permit any improvements to be removed from the Property without the prior written consent of Buyer;

(6)    not restrict, rezone, file or modify any development plan or zoning plan or establish or participate in the establishment of any improvement district with respect to all or any portion of the Property without Buyer’s prior written consent; and

(7)    without Buyer’s prior written consent, Seller shall not, by voluntary or intentional act or omission to act, further cause or create any easement, encumbrance, or mechanic’s or materialmen’s liens, and/or similar liens or encumbrances to arise or to be imposed upon the Property or any portion thereof that affects title thereto, or to allow any amendment or modification to any existing easements or encumbrances;

(vii)    Seller shall and hereby does assign to Buyer, effective as of COE, all claims, counterclaims, defenses, or actions, whether at common law, or pursuant to any other applicable federal or state or other laws which Seller may have against any third parties relating to the existence of any Hazardous Materials in, at, on, under or about the Property (including Hazardous Materials released on the Property prior to COE and continuing in existence on the Property at COE);

(viii)    Seller shall not, without the prior written consent of Buyer, provide a copy of, nor disclose any of the terms of, this Agreement to any appraiser, and Seller shall instruct Broker that it may not provide a copy of nor disclose any of the terms of this Agreement to any appraiser without the prior written consent of Buyer;

(ix)    should Seller receive notice or knowledge of any information regarding any of the matters set forth in this Section 13 after the Effective Date and prior to COE, Seller will immediately notify Buyer of the same in writing; and

(x)    Seller shall exercise commercially reasonable efforts to obtain an original estoppel executed by all other parties to any applicable reciprocal easement agreement or declaration of covenants, conditions and/or restrictions encumbering the Property as identified by Buyer to Seller (the “REA’s”) and addressed or certified to Buyer and Lender stating that such instrument is in full force and effect and is not modified (except as disclosed in such estoppel certificate) and, to the best knowledge of the party giving the estoppel, the other party or parties thereto is/are not in default under the applicable instrument and all amounts, if any, owing under the applicable agreement have been paid in full; in the event Seller is unable to obtain any such estoppel prior to COE, Seller shall issue a certificate affirming such facts (to the best of Seller’s knowledge) and addressed to Buyer and Lender (any such estoppel or certificate, a “REA Estoppel”, and collectively, the “REA Estoppels”).

All representations and warranties made in this Agreement by Seller shall survive the execution and delivery of this Agreement and COE for a period of one (1) year. Seller shall and

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

does hereby indemnify against and hold Buyer harmless from any loss, damage, liability and expense, together with all court costs and attorneys’ fees which Buyer may incur, by reason of any misrepresentation by Seller or any breach of any of Seller’s warranties or covenants. After one (1) year, Seller shall have no further obligations with respect to such representations and warranties, except for claims made by Buyer to Seller in writing prior to such date. Notwithstanding anything herein to the contrary, in the absence of fraud or intentional misrepresentation, to the extent Buyer is entitled to indemnification under this Section 13, the aggregate amount of all losses for which Buyer shall be entitled to indemnification shall not exceed Two Hundred Fifty Thousand Dollars ($250,000.00).
14.    BUYER’S REPRESENTATIONS WARRANTIES AND COVENANTS.

(a)    Buyer hereby represents and warrants to Seller as of the Effective Date and again as of COE that:

(i)    Buyer has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents;

(ii)    there are no actions or proceedings pending or to Buyer’s knowledge, threatened against Buyer which may in any manner whatsoever affect the validity or enforceability of this Agreement or any of the Transfer Documents; and

(iii)    the execution, delivery and performance of this Agreement and the Transfer Documents have not and will not constitute a breach or default under any other agreement, law or court order under which Buyer is a party or may be bound.

(b)    Further, Buyer hereby covenants to Seller as of the Effective Date that:

(i)    should Buyer receive notice or knowledge of any information regarding any of the matters set forth in this Section 14 after the Effective Date and prior to COE, Buyer will promptly notify Seller of the same in writing.

All representations and warranties made in this Agreement by Buyer shall survive the execution and delivery of this Agreement and COE for a period of one (1) year. Buyer shall and does hereby indemnify against and hold Seller harmless from any loss, damage, liability and expense, together with all court costs and attorneys’ fees, if awarded by a court of law, which Seller may incur, by reason of any misrepresentation by Buyer or any breach of any of Buyer’s warranties or covenants. Buyer’s indemnity and hold harmless obligations shall survive COE for a period of one (1) year.
15.    RENTS AND DEPOSITS. Seller and Buyer agree that, in addition to all other conditions and covenants contained herein, Seller shall deliver to Buyer and Escrow Agent not later than the day immediately prior to COE information, certified by Seller to be true and accurate as of the date thereof and as of the date of COE, with respect to (i) the amount of Tenant’s security deposit under the Leases, if any, and (ii) prepaid and/or abated rents, including, without limitation, the amount thereof and the date to which such rents have been paid.

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

16.    BROKER’S COMMISSION. Concerning any brokerage commission, the Parties agree as follows:
(a)    the Parties warrant to one another that they have not dealt with any finder, broker or realtor in connection with this Agreement;
        (b)    if any person shall assert a claim to a finder’s fee or brokerage commission on account of alleged employment as a finder or broker in connection with this Agreement, the Party under whom the finder or broker is claiming shall indemnify and hold the other Party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim. The provisions of this subsection shall survive cancellation of this Agreement or COE; and
(c)     Seller shall be responsible for payment of a commission to Broker pursuant to a separate written agreement between Seller and Broker, which commission shall be paid at COE.
17.    CLOSE OF ESCROW. COE shall be on or before 5:00 p.m. MST on the fifth (5th) day after the expiration of the Study Period or such earlier date as Buyer may choose by giving written notice thereof to Seller and Escrow Agent (such date, the “Closing Date”). Buyer may extend the Closing Date for up to an additional thirty (30) days upon delivery of written notice to extend the Closing Date to Escrow Agent prior to the original Closing Date and by depositing an additional Seventy Five Thousand and No/100 Dollars ($75,000.00) of earnest money with Escrow Agent. For purposes of this Agreement, any additional earnest money deposited with Escrow Agent pursuant to this Section 17 shall be added to and become a part of the Earnest Money Deposit.

18.    ASSIGNMENT. This Agreement may not be assigned by Seller without the prior written consent of Buyer which consent shall not be unreasonably withheld. Buyer may assign its rights under this Agreement to an affiliate of Buyer without seeking or obtaining Seller’s consent. Such assignment shall not become effective until the assignee executes an instrument whereby such assignee expressly assumes all unperformed obligations of Buyer under this Agreement. Buyer may also designate someone other than Buyer, as grantee under the Transfer Documents, by providing written notice of such designation at least five (5) days prior to COE. Such assignment shall not become effective until the assignee executes an instrument whereby such assignee expressly assumes all unperformed obligations of Buyer under this Agreement. No assignment shall release or otherwise relieve Buyer from any obligations hereunder; provided, however, with respect to any assignment, if COE occurs the assigning party (but not the assignee) shall be relieved of all its obligations arising under this Agreement before, on and after COE.
19.    RISK OF LOSS. Seller shall bear all risk of loss resulting from or related to damage of or to the Property or any part thereof which may occur prior to COE. Seller shall also bear all risk of loss resulting from or related to a taking or condemnation of the Property or any part thereof with respect to which written notice of a proposed condemnation or taking is received, a condemnation proceeding is commenced, a condemnation proceeding is concluded or all or any part of the Property is conveyed in lieu of condemnation prior to COE (any such damage, taking or condemnation event a “Risk of Loss Event”). In the event of any Risk of Loss Event prior to

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

COE, Buyer may, at Buyer’s sole option, by written notice to Seller and Escrow Agent, terminate this Agreement, whereupon the Earnest Money Deposit shall be paid immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder.. In the alternative, Buyer may attempt to negotiate an appropriate downward adjustment of the Purchase Price. If Seller and Buyer cannot agree upon such a downward adjustment within a reasonable period (not to exceed ten (10) days from the date Buyer receives notice of the Risk of Loss Event) Buyer may terminate this Agreement as provided above. In the event of any Risk of Loss Event which does not result in a termination of this Agreement, Seller shall at COE and as a condition precedent thereto, pay Buyer or credit Buyer against the Purchase Price the amount of any insurance or condemnation proceeds, or assign to Buyer, as of COE and in a form acceptable to Buyer, all rights or claims for relief to the same, and credit to Buyer an amount equal to the deductible (if any) under the insurance policy.

20.    REMEDIES.
(a)    Seller’s Breach. If Seller breaches this Agreement, including, without limitation, a breach of any representation or warranty of Seller set forth herein and/or the failure of Seller to satisfy any conditions precedent to COE specified in Section 12 above that are within Seller’s control (each, a “Seller’s Breach”), Buyer may, at Buyer’s sole option, either: (i) by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money Deposit shall be paid immediately by Escrow Agent to Buyer, Seller shall promptly reimburse to Buyer its reasonable out-of-pocket and third-party property diligence expenses incurred with respect to the Property, and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder, or (ii) seek specific performance against Seller in which event COE shall be automatically extended as necessary. Notwithstanding the foregoing, if specific performance is unavailable as a remedy to Buyer with respect to the Property because Seller has conveyed or transferred the Property to a third party in breach of this Agreement, Buyer shall be entitled to pursue all rights and remedies available at law or in equity. Seller hereby acknowledges and agrees that the provisions of this Section 20(a) shall not limit any rights or remedies Buyer may have against Seller after COE pursuant to the indemnification under Section 16 or for any misrepresentation, breach of warranty or default by Seller in any of its obligations under this Agreement, the Transfer Documents or any other documents to be entered into pursuant to this Agreement.

(b)    Buyer’s Breach. If Buyer breaches this Agreement, as its sole remedy Seller shall be entitled to retain the Earnest Money Deposit in accordance with subsection 5(b) as Seller’s agreed and total liquidated damages. Seller hereby waives any right to seek any equitable or legal remedies against Buyer.
21.    ATTORNEYS’ FEES. If there is any litigation to enforce any provisions or rights arising under this Agreement, the unsuccessful party in such litigation, as determined by the court, agrees to pay the successful party, as determined by the court, all costs and expenses, including, but not limited to, reasonable attorneys’ fees incurred by the successful party, such fees to be determined by the court. For purposes of this Section 21, a party will be considered to be the “successful party” if (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

dispute resolution process), (b) such party did not initiate the litigation and either (i) received a judgment in its favor, or (ii) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (c) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.
22.    NOTICES.
(a)    Addresses. Except as otherwise required by law, any notice required or permitted hereunder shall be in writing and shall be given by personal delivery, or by deposit in the U.S. Mail, certified or registered, return receipt requested, postage prepaid, addressed to the Parties at the addresses set forth below, or at such other address as a Party may designate in writing pursuant hereto, or any express or overnight delivery service (e.g., Federal Express), delivery charges prepaid:

if to Seller:	Midland-Durban Retail Investors, LLC
3735 Beam Road, Suite B
Charlotte, NC 28217
Attn: Glen Cherry
Tel.:    (704) 496-7155
Email: glen.cherry@durbangroup.com

with copies (which shall not     Bishop, Dulaney & Joyner, P.A.
constitute notice:                4521 Sharon Road, Suite 375
Charlotte, NC 28211
Attn:    Kenneth J. Abner
Tel.:    (704) 442-8875
Fax:    (704) 442-5589
Email: kabner@bdj-law.com

if to Buyer:                    ARCP Acquisitions, LLC
c/o American Realty Capital Properties
2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85016
Attn:    Curtis Keller, Esq.
Tel.:    (602) 778-8700
Fax:    (480) 449-7012
Email: ckeller@arcpreit.com

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

with copies to:    ARCP Acquisitions, LLC
c/o American Realty Capital Properties
2325 E. Camelback Road, Ste. 1100
Phoenix, AZ 85016
Attn:    Sarah Lanner, Paralegal
Tel.:    (602) 778-8700
Fax:    (480) 449-7012
Email: slanner@arcpreit.com

if to Escrow Agent:                First American Title Insurance Company
2425 E. Camelback Road, Suite 300
Phoenix, AZ 85016
Attn:    Brandon Grajewski
Tel.:    (602) 567-8145
Fax:    (602) 567-8101
Email: bgrajewski@firstam.com

(b)     Effective Date of Notices. Notice shall be deemed to have been given on the date on which notice is delivered, if notice is given by personal delivery, and on the date of deposit in the mail, if mailed or deposited with the overnight carrier, if used. Notice shall be deemed to have been received (i) on the date on which the notice is received, if notice is given by personal delivery, (ii) on the first business day following deposit with an overnight carrier, if used, and (iii) on the third (3rd) day following deposit in the U.S. Mail, if notice is mailed. If escrow has opened, a copy of any notice given to a party shall also be given to Escrow Agent by regular U.S. Mail or by any other method provided for herein.
23.    CLOSING COSTS.
(a)    Closing Costs. Seller and Buyer agree to pay closing costs as indicated in this Agreement and in the escrow instructions attached hereto as Exhibit F, and by this reference incorporated herein (the “Escrow Instructions”). At COE, Seller shall pay (i) the costs of releasing all liens, judgments, and other encumbrances that are to be released and of recording such releases, (ii) one-half the fees and costs due Escrow Agent for its services, (iii) the transfer tax associated with the sale of the Property, if any, and (iv) all other costs to be paid by Seller under this Agreement. At COE, Buyer shall pay (i) one-half the fees and costs due Escrow Agent for its services, (ii) all other costs to be paid by Buyer under this Agreement, and (iii) the cost of the Survey. Except as otherwise provided for in this Agreement, Seller and Buyer will each be solely responsible for and bear all of their own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transaction contemplated herein.
(b)    Prorations. Real estate taxes shall be prorated based upon the current valuation and latest available tax rates. All prorations shall be calculated through escrow as of COE based upon the latest available information, including, without limitation, a credit to Buyer for any rent prepaid by Tenant for the period beginning with and including the date on which the closing

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

occurs through and including the last day of the month in which the closing occurs. All other credits to Buyer shall be similarly prorated. If COE is on or after the 20th day of the calendar month in which COE occurs, the monthly base rent due to Buyer under the terms of the Leases for the full calendar month of the month following the day on which COE occurs (the “Initial Rent”) shall be credited to Buyer at COE (and, in such event, Tenant shall pay the Initial Rent to Seller and, notwithstanding the terms of the Leases, shall not be obligated to make a payment for the Initial Rent to Buyer). Any other closing costs not specifically designated as the responsibility of either Party in the Escrow Instructions or in this Agreement shall be paid by Seller and Buyer according to the usual and customary allocation of the same by Escrow Agent. Seller agrees that all closing costs payable by Seller shall be deducted from Seller’s proceeds otherwise payable to Seller at COE. Buyer shall deposit with Escrow Agent sufficient cash to pay all of Buyer’s closing costs. Except as provided in this Section 23, Seller and Buyer shall each bear their own costs in regard to this Agreement.
(c)    Post-Closing Adjustment. If after COE, the parties discover any errors in adjustments and apportionments or additional information becomes available which would render the closing prorations inaccurate, the same shall be corrected as soon after their discovery as possible. The provision of this Section 23(c) shall survive COE except that no adjustment shall be made later than twelve (12) months after COE unless prior to such date the Party seeking the adjustment shall have delivered a written notice to the other Party specifying the nature and basis for such claim; provided, however, in the event an adjustment is sought due to the fact that current tax bills with respect to the Property have not yet been issued as of COE, the provisions of this Section 23(c) shall survive with respect to any closing proration of real property taxes until thirty (30) days after Buyer’s receipt of tax bills for the period of time during which COE occurred. In the event that such claim is valid, the Party against whom the claim is sought shall have ten (10) days in which to remit any adjustment due.
(d)    Instructions. This Agreement, together with the Escrow Instructions, shall constitute escrow instructions for the transaction contemplated herein. Such escrow instructions shall be construed as applying principally to Escrow Agent’s employment.
(e)    Survival. The provisions of this Section 23 shall survive COE.
24.    ESCROW CANCELLATION CHARGES. If escrow fails to close because of Seller’s default, Seller shall be liable for any cancellation charges of Escrow Agent. If escrow fails to close because of Buyer’s default, Buyer shall be liable for any cancellation charges of Escrow Agent. If escrow fails to close for any other reason, Seller and Buyer shall each be liable for one-half of any cancellation charges of Escrow Agent. The provisions of this Section 24 shall survive cancellation of this Agreement.
25.    APPROVALS. Concerning all matters in this Agreement requiring the consent or approval of any Party, the Parties agree that any such consent or approval shall not be unreasonably withheld unless otherwise provided in this Agreement.
26.    RELEASES. Except as expressly provided in this Agreement, Seller and anyone claiming through Seller hereby releases Tenant from any and all claims of whatever kind or nature,

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

in law or equity, whether now known or unknown to Seller, whether contingent or matured, that Seller may now have or hereafter acquire against Tenant for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any of the Leases arising from events occurring prior to COE.
27.    ADDITIONAL ACTS. The Parties agree to execute promptly such other documents and to perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement.
28.    GOVERNING LAW. This Agreement shall be governed by and construed or enforced in accordance with the laws of the State of North Carolina.
29.    CONSTRUCTION. The terms and provisions of this Agreement represent the results of negotiations among the Parties, each of which has been represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the Parties each hereby waive the application of any rule of law which would otherwise be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed Agreement or any earlier draft of the same.
30.    TIME OF ESSENCE. Time is of the essence of this Agreement. However, if this Agreement requires any act to be done or action to be taken on a date which is a Saturday, Sunday or legal holiday, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding day which is not a Saturday, Sunday or legal holiday, and the successive periods shall be deemed extended accordingly.
31.    INTERPRETATION. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection herewith or in furtherance hereof, including any Exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Agreement which shall be deemed to prevail and control.
32.    HEADINGS. The headings of this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.
33.    FAX AND COUNTERPARTS. This Agreement may be executed by facsimile, by email (in “.pdf” format) and/or in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.
34.    INCORPORATION OF EXHIBITS BY REFERENCE. All Exhibits to this Agreement are fully incorporated herein as though set forth at length herein.

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

35.    SEVERABILITY. If any provision of this Agreement is unenforceable, the remaining provisions shall nevertheless be kept in effect.
36.    ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, oral or written, with respect to the subject matter hereof. The provisions of this Agreement shall be construed as a whole and not strictly for or against any Party.
37.    INDEMNITY.     Seller shall indemnify, hold harmless and defend Buyer, Buyer’s affiliates, the partners, trustees, shareholders, directors, officers, attorneys, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the “Indemnified Parties”) from any and all demands, claims (including, without limitation, causes of action in tort), legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys’ fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen (collectively, “Claims”) that may arise on account of or in any way be connected with any actions, suits, proceedings or claims brought by third parties against Buyer (a) relating to any actual or alleged events, acts or omissions occurring with respect to the Property prior to COE, and/or (b) based upon Buyer’s ownership of the Property but with respect to which the claimed loss, damage or injury occurred prior to COE. Buyer shall indemnify, hold harmless and defend Seller, Seller’s affiliates, the partners, trustees, shareholders, directors, officers, attorneys, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns from any and all Claims that may arise on account of or in any way be connected with any actions, suits, proceedings or claims brought by third parties against Seller (y) relating to any actual or alleged events, acts or omissions occurring with respect to the Property from and after COE, and/or (z) based upon Seller’s ownership of the Property but with respect to which the claimed loss, damage or injury occurred from and after COE. The provisions of this Section 37 shall survive COE.
38.    PRIVILEGE TAXES. Seller represents, warrants and covenants to Buyer that all state and local transaction privilege, sales, excise, use or similar taxes relating to the development, sale or rental of the Property (including, without limitation any speculative builder tax, owner-builder tax, or construction contractor tax) have been paid and Seller shall pay any such taxes that may arise as a result of the sale of the Property to Buyer as and when due. Seller shall indemnify, hold harmless and defend the Indemnified Parties from any and all Claims relating to a breach of the preceding sentence. The provisions of this Section shall survive COE.

39.    SEC S-X 3-14 Audit. In order to enable Buyer to comply with the reporting requirements of the Securities and Exchange Commission (the “SEC”), Seller agrees to provide Buyer and its representatives information sufficient for Buyer to comply with SEC Rule 3-14 of Regulation S-X, including Seller's most current financial statements relating to the financial operation of the Property for the current fiscal year and the most recent pre-acquisition fiscal year, and upon request, support for certain operating revenues and expenses specific to the Property (collectively, the “SEC Filing Information”). Seller understands that certain of the SEC Filing Information may be included in filings required to be made by Buyer with the SEC. Seller will cooperate in providing data and by being available to answer questions with respect to its records

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

as they arise, both before and after the expiration of the Study Period. This Section 39 shall survive Closing for a period of one (1) year.
40.    TENANT AUDIT RIGHT. In the event that Tenant has the right to inspect and audit the books, records and other documents of the landlord under the Lease which evidence the purchase price of the Real Property, the development and construction costs of the Improvements, and/or common area maintenance costs and expenses, Seller hereby covenants and agrees that it shall retain such books, records and other documents which will enable Tenant to conduct a full and complete audit thereof until the date that is six (6) months after the latest date that Tenant could demand an inspection and/or audit thereof pursuant to the Lease and, upon written request therefore from Buyer, or any successor or assign, thereof, shall provide both Buyer and Tenant with reasonable access thereto and otherwise reasonably cooperate with both Buyer and Tenant with respect to such inspection and/or audit by Tenant. In the event Tenant claims any right to a credit, refund or other reimbursement as a result of such audit, Seller shall indemnify, hold harmless and defend the Indemnified Parties from any and all Claims relating thereto or arising therefrom. The provisions of this Section 40 shall survive COE.
41.    LIKE-KIND EXCHANGE. (a) Seller agrees to reasonably cooperate with Buyer by executing such documents or taking such action as Buyer reasonably requests in connection with any tax deferred exchange pursuant to Section 1031 of the Tax Code, provided that (i) the transaction contemplated by this Agreement shall not be conditioned upon completion of such exchange; (ii) Seller shall not be required to take title to any real property in connection with any such exchange; (iii) Seller shall not incur any liability by reason of any such exchange; and (iv) Seller shall not be relieved of any of its obligations under this Agreement as a result of any such exchange.
(b) Buyer agrees to reasonably cooperate with Seller by executing such documents or taking such action as Seller reasonably requests in connection with any tax deferred exchange pursuant to Section 1031 of the Tax Code, provided that (i) the transaction contemplated by this Agreement shall not be conditioned upon completion of such exchange; (ii) Buyer shall not be required to take title to any real property (other than the Property) in connection with any such exchange; (iii) Buyer shall not incur any liability by reason of any such exchange; and (iv) Buyer shall not be relieved of any of its obligations under this Agreement as a result of any such exchange.

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Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the Effective Date.

SELLER:	MIDLAND-DURBAN RETAIL INVESTORS, LLC, a North Carolina limited liability company

By:    Durban Management, LLC, its manager

By:    /s/ William L. Allen
Its:    William L. Allen - Manager

BUYER:                    ARCP ACQUISITIONS, LLC,
a Delaware limited liability company

By: /s/ Todd J. Weiss
    Todd J. Weiss

Its: Authorized Officer

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC

ESCROW AGENT’S ACCEPTANCE

The foregoing fully executed Agreement together with the Earnest Money Deposit is accepted by the undersigned this 27th day of May, 2014, which for the purposes of this Agreement shall be deemed to be the date of Opening of Escrow. Escrow Agent hereby accepts the engagement to handle the escrow established by this Agreement in accordance with the terms set forth in this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ Brandon Grajewski

Title: Escrow Officer

Purchase Agreement and Escrow Instructions
Tractor Supply Company – Midland, NC